UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant: ☐

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☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

NANOGEN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Nanogen, Inc. Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Nanogen, Inc.

Commission File No.: 000-23541

January 16, 2008

Dear Nanogen Shareholder:

I am writing this letter to urge you, if you have not already done so, to vote your proxy in favor of all three proposals in our proxy statement dated December 26,2007. This vote is very important to you as a shareholder. If Proposals 1 through 3 receive the necessary shareholder approvals, they will improve our ability to raise money to fund our business operations. It is critical that we raise more money in the immediate future to continue our business operations and fund our research and development activities. Our Board of Directors recommends a vote FOR all three proposals. Please refer to the proxy statement for additional detailed explanations.

Please vote today. Your vote is extremely important, no matter how large or small your holdings may be.

On a personal note, I am very fortunate to have the opportunity to lead Nanogen and its dedicated employees in the next significant growth phase of the Company. I now need your help to jump start this new growth initiative by voting your proxy in favor of the proposals.

Voting is quick and easy. Everything you need to vote is enclosed. You can vote by returning your proxy or by telephone using the toll free number or online at the website shown on the proxy card. If you have any questions about voting, please call our proxy solicitor, Georgeson Inc. at (800) 501-4283. Please vote today.

Thanks for your continued support of Nanogen and thank you for your vote that will help Nanogen continue its growth and become one of the premier companies in the biotech industry!

Sincerely yours,

/s/ Howard C. Birndorf
Howard C. Birndorf
Chairman and Chief Executive Officer

Nanogen, Inc.
10398 Pacific Center Court
San Diego, CA 92121	Phone: 858.410.4600
www.nanogen.com	Fax: 858.410.4848

January 16, 2008

We are writing once again to request your assistance with regard to the Special Meeting of Shareholders of Nanogen Inc. which is scheduled to be held on Friday, February 1, 2008. Please contact your key clients and request they vote prior to February 1, 2008.

Our records indicate that as of January 15, 2008, there are approximately 67 million shares that have not voted on the proposal to approve the company’s debt financing. We understand the close relationship you maintain with your clients and that they may seek your assistance in responding to the Company’s proxy solicitation. We wish to thank you for your assistance to date and ask for your continued cooperation by encouraging your clients to vote their shares. Every vote is important regardless of the number of shares held by your clients!

Holders of shares who have not yet voted should have recently received in the mail a duplicate proxy card containing the appropriate control number needed for the voting process. For your information, your clients may vote by using one of the following simple methods:

1.	Vote by telephone. Call 1-800-454-8683 using a touch-tone telephone. The client must have their control number, which is printed on the voting instruction form, and follow the recorded instructions;

2.	Vote by internet. Go to the website www.proxyvote.com. The client must have their control number, which is printed on the proxy card, and follow the instructions that appear on the website; or

3.	Vote by mail. The client must mark, sign, date and return the proxy card in the postage-paid return envelope provided.

PLEASE NOTE: PROPOSALS 1 THROUGH 3 MUST ALL PASS IN ORDER FOR THE COMPANY TO SUCCESSFULLY IMPLEMENT ITS BUSINESS STRATEGY AND IMPROVE ITS ABILITY TO RAISE MONEY.

The Board of Directors of Nanogen, Inc., recommends a vote FOR all of the proposals to be considered and voted on at the Special Meeting. It is critical for the Company to raise more money in the immediate future to continue its business operations and fund its research and development activities. Therefore every vote is very important at the Special Meeting.

If you or your clients have questions or need assistance with voting procedures, please call Georgeson Inc. at (800) 501-4283. Please help the Company save additional solicitation costs by encouraging your clients to vote their shares promptly.

Thank you for your cooperation and assistance.

Sincerely,

/s/ Howard C. Birndorf
Howard C. Birndorf
Chairman and Chief Executive Officer

Nanogen, Inc.
10398 Pacific Center Court
San Diego, CA 92121	Phone: 858.410.4600
www.nanogen.com	Fax: 858.410.4848